Exhibit 23.1

                   CONSENT OF INDEPENDENT AUDITORS' FOR FOCUS


We consent to the incorporation by reference in this Amended Registration Statement of FOCUS Enhancements, Inc. on Form S-4 of our report dated April 11, 2000, appearing in FOCUS Enhancements, Inc. Annual Report on Form 10-KSB/A for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


Wolf & Company, P.C.

/s/ Wolf & Company, P.C.


Boston, Massachusetts
November 22, 2000